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                         AUTHENTIC FITNESS CORPORATION
                    CALCULATION OF INCOME PER COMMON SHARE
                     (IN THOUSANDS EXCEPT PER SHARE DATA)
                                (As Amended)
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
                                                                  THIRD QUARTER ENDED        NINE MONTHS ENDED
                                                                 ----------------------    ----------------------
                                                                 MARCH 30,    APRIL 1,     MARCH 31,    APRIL 1,
                                                                   1996         1995         1996         1995
                                                                 ---------    ---------    ---------    ---------

Income (loss) before extraordinary item.......................   ($  4,203)   $   5,975    ($  3,192)   $  12,494
                                                                 ---------    ---------    ---------    ---------
                                                                 ---------    ---------    ---------    ---------
Extraordinary item............................................   ($  1,359)      --        ($  1,359)      --
                                                                 ---------    ---------    ---------    ---------
                                                                 ---------    ---------    ---------    ---------
Net Income (loss).............................................    ($ 5,562)   $   5,975    ($  4,551)   $  12,494
                                                                 ---------    ---------    ---------    ---------
                                                                 ---------    ---------    ---------    ---------
Weighted average number of shares of common stock outstanding
  during the period...........................................  17,855,597   17,789,104   17,827,404   17,775,300
Common shares sold in public offering completed in October
  1995........................................................   2,500,000       --        1,492,641       --
Common stock equlvalents:
     Series A Warrants........................................      --        3,618,358      --         3,618,358
     Option shares outtanding using the treasury sock
       method.................................................      --          300,387      --           307,061
                                                                 ---------    ---------    ---------    ---------
Weighted average number of shares of common stock
  outstanding.................................................  20,355,597   21,707,849   19,320,045   21,700,719
                                                                ----------   ----------   ----------   ----------
                                                                ----------   ----------   ----------   ----------
Net income (loss) per common share:
     Income before extraordinary items........................   ($   0.20)   $    0.28    ($   0.17)   $    0.58
     Extraordinary item.......................................       (0.07)      --            (0.07)      --
                                                                 ---------    ---------    ---------    ---------
Net income (loss) per share...................................   ($   0.27)   $    0.28    ($   0.24)   $    0.58
                                                                 ---------    ---------    ---------    ---------
                                                                 ---------    ---------    ---------    ---------
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